CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this 15th day of February, 1998, and shall commence on February 15 1998 by and between Casino Resource Corporation, a Minnesota corporation with its principal offices at 707 Bienville Boulevard, Ocean Springs, Mississippi, 39564 ("CRC" or the "Company") and Noreen Pollman ("Consultant"), an individual residing at 963 Riverview Drive, Biloxi, MS 39532.

1.       BACKGROUND


         The Company is engaged in the business of developing and operating a gaming enterprise as well as hotel and entertainment businesses.

         Consultant has extensive experience in operating CRC businesses; understands CRC contractual obligations, and was instrumental in development of ongoing CRC operating businesses up to and including 1998 operating proformas.

         NOW, THEREFORE, in consideration of the above premises, and the mutual covenants, agreements and representations herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CRC and Consultant, intending to be legally bound, hereby agree as follows:

1. Term. This Agreement shall be for a two (2) year term renewing for one-year terms thereafter, if such renewal is mutually agreed upon by CRC and the Consultant unless Agreement is sooner terminated by written notice as set out in Paragraph 9, or upon death of Consultant.

2.       Services.

         (a) During the term of this Agreement, Consultant shall render to the Company such services of an advisory nature as the Company reasonably and in good faith requires from time to time so that the Company may have the benefit of Consultant's knowledge, expertise, skills and experience. Such services may include: development, review and implementation of operating budgets for the Company; provide support on analysis of prospective business acquisitions; maintain corporation and subsidiary business records; coordinate all legal activities; coordinate all insurance of Corporation; support HR of Corporation, (i.e., workers compensation disputes, workers compensation claims. And unemployment compensation claims); review of financial performance of Company audit of same for accuracy; or other services as may be needed of Consultant by CRC. (Collectively, the "Consulting Services.")

         (b) Consultant shall be available for advice and counsel to the Officers of the Company and other employees designated by the Company by telephone, letter, facsimile, or in person, as may be required by the Company. Consultant shall consider all directions and instructions given by the Company, but Consultant shall independently determine the time and manner of the performance of her responsibilities and duties hereunder, provided that Consultant commits to provide an average of twenty-five hours per week of services to the Company, such hours to be supported by written documentation. Company shall pay Consultant all compensation due weekly and upon receipt of written documented statement.

         (c) The Company recognizes the Consultant shall not devote her full business time to the Consulting Services and that the Consultant may continue to participate in her business interests, and other consulting services, other than as may be prohibited by or contrary to this Agreement.

         (d) The Company and Consultant may, in their respective sole discretion, agree to enter into additional agreements with each other in connection with other projects not set out in Paragraph 2a. Other Projects shall be on terms and conditions which the Company and Consultant mutually agree, i.e. other Projects may include: Director CRC; Director CRC Tunisia S.A (Whether these be elected or appointed positions.)

         (e) The Company may request and the Consultant agrees to travel with respect to CRC business opportunities. The documented costs for said travel will be paid by the Company as set forth in Paragraph 4.

3.       Compensation.

         a. As full compensation for all Consulting Services rendered hereunder, Company agrees to pay Consultant $67.00 per hour. Additionally, Consultant shall be paid $10,000 annually as Director CRC, pre-paid quarterly; and $10,000 US as Director of CRC Tunisia S.A. and if EBITA for Casino is 6% of revenue or greater any fiscal year Consultant will be paid an additional $10,000 US no later than November 30 each year.

                  It is anticipated Consultant will provide Consulting Services at a rate which will average no more than 25 hours per week. If work is available and Consultant is able to provide Company with additional hours weekly, upon Company's request Consultant will provide services over 25 hours per week and will be compensated accordingly.

         b. Bonus: CRC shall pay Consultant a one time bonus of up to $156,000 which shall be earned, upon Board approval, as follows: $15,000 per month, where Consultant provides services beginning April 1998 through September 30, 1998, payable the first of each month, which moneys shall first retire the Consultant's loan obligation including interest due CRC. Thereafter, Consultant will earn $66,000 October 1, 1998. In the event of a Change of Control "COC" (as defined herein), on termination by CRC or Consultant of this agreement, all remaining unearned bonus moneys will be paid within 10 days of COC or termination date as a retirement bonus in consideration of thirteen years of service. All outstanding bonus money due Consultant October 1, 1998 will be

                                      (2)
                  paid, in cash or stock as mutually agreed. Cash and/or stock bonus will be delivered in full on or before 12/31/99 or upon COC or termination, whichever event comes first. In order to determine the shares delivered hereunder the value per share shall equal the average of the trailing 5 day closing stock price 10/1/98. Company grants Consultant customary piggy-back registration rights and demand registration rights with respect to such shares of stock available in 90 days with written notice.

         c. Provided that this Agreement remains in effect through April 1, 1999, the parties acknowledge that Consultant will be vested for her remaining 60,000 options as granted by CRC Audit Committee April 1997 under shareholders' approved 1997 Employee Stock Option Plan.

4. Reimbursement of Expense and Independent Contractor Benefits. The Consultant is an independent contractor and as such shall be liable for her personal office expenses and personal self employment taxes (of any nature), except that the Company shall reimburse Consultant for all out-of-pocket pre-approved business travel expenses within five days of submission of invoice accompanied by receipts.

5. Confidential Information. The Parties hereto acknowledge that in the course of consulting for Company, Company may provide Consultant with certain financial and other information concerning its business. Consultant acknowledges that such information, whether furnished before or after the date of this Agreement, whether written or oral, together with any analyses, compilations, studies or other documents prepared by Company or its agents, representatives, or employees regarding such information, is the sole property of and is confidential to Company (hereinafter referred to as "Confidential Information").

6. Limitation on Solicitation by Consultant. Consultant agrees that except in good faith compliance with her duties hereunder as requested by the Company, Consultant shall not, without the prior written approval of the Chairman of the Board:

         a. Solicit additional information regarding the Company or its business from or otherwise contact any employees, agents, or representatives of Company for a period of one year from the termination of this Agreement.

         b. Contact any customers, visitors, funding sources or employees of Company or any governmental agencies, as they concern Company, or any of their respective representatives, regarding the business of Company, the existence of this Agreement or the subject matter hereof for a period of one year following the termination of this Agreement; or

         c. During the term of and for a period of three (3) years following the termination date of this Agreement, solicit for employment or employ or otherwise contract for the services of any person who is now employed by Company in an executive or supervisory position.

                                      (3)

7. Nondisclosure. Consultant agrees to hold the Confidential Information in strictest confidence and to use the Confidential Information only for purposes of rendering her services to Company as set forth in Paragraph 2 above.

8. Exceptions to Nondisclosure. The nondisclosure obligations of Consultant set forth under Paragraph 7 of this Agreement shall not be deemed to restrict the use and/or disclosure by Consultant of any Confidential Information which:

         a. Is or becomes publicly known or within the public domain without the breach of this Agreement by Consultant or persons permitted to receive such information pursuant to Paragraph 7 or above; or

         b. Is disclosed to Consultant by a third person who is not under an obligation of confidence to Company.

9. Termination. This Consulting Agreement may be cancelled by CEO or Chairman of the Board upon the expiration of the initial term of this Agreement, which expiration date is February 2, 2000, provided that the CEO or Chairman has provided Consultant 90 days prior written notice of his intent to terminate the Agreement, or as mutually agreed. Notwithstanding the foregoing, the Company may terminate the Consultant's Agreement for "Cause" which shall mean (i) Consultant had theretofore been convicted by any federal, state or local authority for, or pleaded guilty to, an act constituting a felony, or (ii) a) Consultant has committed material acts of fraud, material dishonesty or gross misconduct; or b) has repeatedly and willfully failured or refused to perform her material duties as delineated herein. If termination for Cause by Company is pursued pursuant to clause (ii)(b) of the preceding sentence, it shall be preceded by written notice to Consultant describing the specific reasons for termination, and
         Consultant shall only be terminated if she fails to cure and correct problems identified during the 30-day period following the date of written notice.

         Agreement will also terminate upon death of Consultant or if Consultant is unable to perform functions for any consecutive 120 day period due to illness. This agreement will terminate upon a "Change of Control Event." (See 9a.) Change of control is defined as:

         a. The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, (a "Person") of beneficial ownership of 20% or more of either (i) the outstanding shares of stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

         b. Any two or more members of the staggered Board of seven or more Directors are removed without the expressed approval or consent of the CEO and Chairman of the Board, or where two or more members of the Board assume office as a result of either

                                      (4)
                  an actual or threatened election contest or other actual or threatened solicitation of proxies; or

         c.       A  hostile  reorganization,   merger  or  consolidation  which
                  results from either an actual or threatened election contest or actual or threatened solicitation of proxies; or

         d. A complete liquidation or dissolution of the Company, or the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation; which liquidation, sale or dissolution occurs as a result of either actual or threatened solicitation of proxies or consents by or on behalf of persons other than the incumbent Board.

         This Agreement may, at discretion of Consultant be terminated by Consultant providing written notice to Company upon any Change of Control Event, which notice will automatically trigger the following payments:

         I. A. Cash payment equal to Consultant's average annual compensation (calculated over the three years immediately prior to a Change of Control event, including bonus) multiplied by 2.9009

                  B. Such cash payment will be paid in lump sum within 5 days following termination of this Agreement.


                  C. Payment described in A shall be "grossed up" to reflect all of Consultant's income tax liability following receipt of such payment.


         II. Stock: Immediate vesting of all outstanding options which are held by the Consultant with three year provision maintained for cash-less exercise


         III. Company shall maintain Consultant's health and dental benefits for a one year term at Consultant's expense.


10. Remedies Cumulative: No Waiver. No remedy conferred upon the Company and/or Consultant by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company and/or Consultant in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company and/or Consultant from time to time and as often as may be deemed expedient or necessary by the Company and/or Consultant in its sole discretion.

                                      (5)

11. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision has been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

12. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth in the first paragraph of this Agreement. Any party hereto may also give notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier and messenger service), but such notice, request, demand, claim, or other communication shall be deemed to have been duly given only if it is actually received (or if receipt is refused) by the party for whom it is intended. Any party hereto may change their address upon written notice.

13. Contents of Agreement: Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and is instead of all other prior or contemporaneous, written or oral, arrangements regarding the same subject matter between the Consultant and the Company. This Agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, including any successor to the business of the Company (whether by merger, consolidation, sale of stock or assets or otherwise); except that the duties and responsibilities of the Consultant hereunder are of a personal nature and shall be not be assignable in whole or in part by the Consultant.

14. Indemnification. The Company shall indemnify you for Losses if you: (a) are not indemnified by another organization or employee benefit plan for the same Losses, or have not otherwise received, or are entitled to receive, payment under any insurance policy, bylaw or otherwise for the same Losses; (b) acted in good faith; (c) received no improper personal benefit; (d) reasonably believed that the conduct was in the best interest of the Company; and (f) such indemnification is not prohibited by Section 302A.251, Subd. 4, Minnesota Statues.

                                      (6)

         The term "losses," when use in this Agreement, shall mean:

         (a) Expenses, including reasonable attorneys' fees and all other reasonable costs, expenses and obligations, paid or incurred by you in connection with defending any civil, criminal or administrative action (an "Action"), including any appeal thereof;

         (b) Judgments against you in connection with or arising out of an Action;

         (c) Civil fines and penalties imposed on you in connection with or arising out of an Action, including any appeal thereof; or

         (d) Reasonable attorneys fees as a part of settlement or judgement which are imposed on you in connection with or arising out of an Action, including any appeal thereof.

15. Applicable Law. This Agreement shall be interpreted and construed under the internal laws of the State of Mississippi without regard to the conflict of laws provision of any state.

16. Headings. The various headings used in this Agreement are inserted for convenience only and will not in any way affect the meaning or construction of this Agreement or any provision hereof.

17.      Counterparts.   This  Agreement  may  be  executed  in  any  number  of
         counterparts, each of which will be deemed an original, but all such counterparts together will constitute but one agreement.

18. Legal Costs and Expenses. Company shall bear all costs and expenses in connection with this Agreement, up to and including any and all costs to litigate including attorney's fees or other costs and expenses for enforcement of any provision hereof including enforcement related to the remittance of payments in the event of termination by Consultant upon a Change of Control Event.



                                      (7)

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this date first written above.


                                   CASINO RESOURCE CORPORATION




                                   By: ________________________________________
                                       John J. Pilger, Chief Executive Officer





                                   By: ________________________________________
                                       Noreen Pollman




                                      (8)

         2.       Exhibit I


Hourly consulting fee was calculated as follows:

                  $127,500          1997 wages

                  $  9,754          .0765 employer's shares

                  $  5,000          health insurance cost

These expenditures spread over 48 work weeks (net of DTO) at an average of 45 hours per week equals $67.00 per hour.
                      ---------------


Generally consultant fees for piecework are 20% over wage. This contract gives CRC the benefit of 1997 rate and does not reflect any increase.
                                      ---


                                      (9)

                                   Exhibit II

         (i) Change of Control Events


The Change of Control Events and Golden Parachutes are from Executive Compensation Reports published by Harcourt in 1995 and updated this January 1, 1998. The COC Events and Golden Parachutes used in this document are an average for "other executive" classes (non-CEO.) Change of Control protection has been a critical issue for executives as the merging and acquisition frenzy continues. Over 50% of corporations studied have Golden Parachutes in place for one or more executives. The Change of Control Events within this contract reflect those corporate trends as set out this January 1998 by ECR as gathered from published corporate proxy statements. Specifically, the average buy-out trigger is 24.3% of outstanding voting stock. Average severance multiple is 2.8 with a median of
3.0. Fifty-six percent (56%) of companies provide excise tax gross up under parachutes, which is up from a 45% average reported in 1995. I have provided pertinent excerpts from ECR compensation report for your review.


                                      (10)